Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 25, 2013  in this Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-187896) and related Prospectus of OvaScience, Inc. for the registration of 3,888,880 shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

May 15, 2013